UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Hartford Funds Exchange-Traded Trust Lattice Strategies Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 19, 2017	ADMIN 22-17

Proxy Statements Mailed to Shareholders of Lattice Strategies Trust and Hartford Funds Exchange-Traded Trust

A Joint Special Meeting of Shareholders (each a “Meeting”) of the Lattice Strategies Trust and Hartford Funds Exchange-Traded Trust will be held on October 3, 2017 at 10:00 a.m. Eastern Time at the offices of Hartford Funds Management Company, LLC (“HFMC”),690 Lee Road, Wayne, Pennsylvania 19087.  Proxy statements were mailed to shareholders of record as of July 10, 2017.

What Proposal will shareholders be asked to consider at the upcoming Meeting?

Description of Proposal
The proposal seeks the election by shareholders of the series of Hartford Funds Exchange-Traded Trust and Lattice Strategies Trust of ten individuals to each Trust’s Board of Trustees

What exchange-traded products are part of the Hartford Funds Exchange-Traded Trust and the Lattice Strategies Trust?

The following exchange traded products are a part of the Hartford Funds Exchange-Traded Trust:

•                  Hartford Corporate Bond ETF

•                  Hartford Quality Bond ETF

The following exchange-traded products are part of the Lattice Strategies Trust:

•                  Hartford Multifactor Developed Markets (ex-US) ETF

•                  Hartford Multifactor Emerging Markets ETF

•                  Hartford Multifactor Global Small Cap ETF

•                  Hartford Multifactor Low Volatility International Equity ETF

•                  Hartford Multifactor Low Volatility US Equity ETF

•                  Hartford Multifactor REIT ETF

•                  Hartford Multifactor US Equity ETF

Who is being nominated to serve as Trustees?

Shareholders are being asked to consider the election of Hilary E. Ackermann, Robin C. Beery, Lynn S. Birdsong, James E. Davey, Christine Detrick, Duane E. Hill, William P. Johnston, Phillip O. Peterson, Lemma W. Senbet and David Sung (each a “Nominee” and together, the “Nominees”) as Trustees.  Ms. Beery and Mr. Sung are current members of each Board.  If each of the Nominees is elected to each Board, each Board will be composed of the same ten directors.

How were the Nominees chosen?

Each Trust’s Nominating and Governance Committee is responsible for screening and recommending candidates to the Board. The Nominating and Governance Committees are comprised of all of the Trustees who are not “interested persons” of the Trusts, as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).   The Nominating and Governance Committees recommended each Nominee and, at a meeting held on June 15, 2017, the Nominees were unanimously nominated by each Board to stand for election.

Who will pay the costs incurred in connection with the Meeting?

HFMC will pay the expenses relating to the enclosed Notice and Joint Proxy Statement and the Meeting, including printing, mailing, solicitation, vote tabulation, legal fees and out-of-pocket expenses.

Do the Boards recommend that shareholders approve the Nominees?

Yes. The Boards recommend that shareholders vote FOR each Nominee.

FOR FINANCIAL ADVISOR AND INSTIUTIONAL INVESTOR USE ONLY – NOT FOR USE WITH THE GENERAL PUBLIC

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How can shareholders vote?

Shareholders can vote:

•     By mail: complete and return their proxy card in the pre-addressed postage-paid envelope.

•     By telephone: call the toll-free number listed on their proxy card and follow the recorded instructions.

•     By internet: log on the website listed on their proxy card and follow the on-screen instructions.

•     In person: attend the meeting on October 3, 2017 at 10:00 a.m. Eastern Time at the offices of HFMC, 690 Lee Road, Wayne, Pennsylvania 19087.

Whichever method shareholders choose, they should take the time to read the Joint Proxy Statement before voting.

If shareholders hold their shares through a broker or nominee, their broker or nominee will not vote their shares unless the shareholder provides instructions to their broker or nominee on how to vote their shares. Shareholders should instruct their broker or nominee how to vote their shares by following the voting instructions provided by their broker or nominee.

When should shareholders vote?

Shareholders should vote as soon as possible.  They can submit their vote at any time before the date of the Meeting. Representatives of HFMC, any of its affiliates and Broadridge Financial Solutions, Inc., a firm authorized by HFMC to assist in the solicitation of proxies, may be contacting shareholders urging them to vote on the Proposal.

Where can shareholders obtain additional information about the Joint Proxy Statement?

For information about the proxy statement, shareholders can call toll-free 1-888-340-0222.

To view or obtain a copy of the most recent annual or semi-annual report of the Funds, shareholders can go to www.hartfordfunds.com.  To view the Joint Proxy Statement, shareholders can go to www.hartfordfunds.com/ETFproxy on or after July 19, 2017

All investments are subject to risk, including the possible loss of principal.

Investors should carefully consider a fund’s investment objectives, risks, charges, and expenses. This and other important information is contained in the fund’s prospectus and summary prospectus (if available), which can be obtained by visiting hartfordfunds.com. Please read it carefully before investing.

Hartford Funds refers to Hartford Funds Management Group, Inc., and its subsidiaries, including the mutual funds’ and active ETFs’ investment manager, Hartford Funds Management Company, LLC (HFMC), the mutual funds’ distributor, Hartford Funds Distributors, LLC, as well as Lattice Strategies LLC, a wholly owned subsidiary of HFMC, which serves as the investment adviser to strategic beta exchange-traded funds (ETFs). All ETFs are distributed by ALPS Distributors, Inc., which is not affiliated with Hartford Funds.

FOR FINANCIAL ADVISOR AND INSTIUTIONAL INVESTOR USE ONLY – NOT FOR USE WITH THE GENERAL PUBLIC

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